UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 12, 2002
BUSINESSWAY INTERNATIONAL CORPORATION (Exact name of registrant as specified in its chapter)
FLORIDA (State or other jurisdiction of incorporation	000-27097 (Commission File Number)	980215778 (IRS Employer Identification No.)
1480 RUE BÉGIN, SAINT-LAURENT, QUEBEC, CANADA (Address of principal executive offices)		H4R 1X1 (Zip Code)
Registrant's telephone number, including area code: (514) 333-1373
117 GUN AVENUE, POINTE-CLAIRE, QUEBEC, CANADA, H9R 3X2 (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

N/A

Item 2. Acquisition or Disposition of Assets.

N/A
Item 3. Bankruptcy or Receivership.
N/A

Item 4. Changes in Registrant's Certifying Accountant.

N/A
Item 5. Other Events and Regulation FD Disclosure.

The registrant's address, telephone number and fax number have changed

The registrant's new address of principal executive offices:

1480 RUE BÉGIN, SAINT-LAURENT, QUEBEC, H4R 1X1

The registrant's new telephone number, including area code: (514) 333-1373

The registrant's new fax number, including area code: (514) 990-6223

FONDACTION CSN Pour La Cooperation et L Emploi, an employee benefit investment plan organized under the law of Quebec (the "Fondaction"), has received 6,000,000 common shares of the registrant after converting 6,000,000 Class A Special Voting Convertible (convertible 1 to 1) shares, these shares are restricted and have a hold period as per the legend on the certificate pursuant to the terms of the Call Option agreement dated September 12th, 2000 between Fondaction and the registrant, the shares are issued at a price of US $0.09 per share. The total deemed value of the conversion is US $540,000.

Mr. Stéphane Morency representing the FONDACTION (CSN POUR LA COOPÉRATION ET L EMPLOI) as director, on the Board of Directors of the registrant has resigned, effective May 10, 2002 and official confirmation of resignation received by the registrant on June 12th 2002.

As a result of exercise of the share conversion, the Fondaction is deemed to own beneficially, as determined under the rules and regulations of the Securities and Exchange Commission, 10.23% of the common shares deemed to be outstanding on June 5, 2002.

Item 6. Resignations of Registrant's Directors.
N/A
Item 7. Financial Statements and Exhibits.
N/A
Item 8. Change in Fiscal Year.
N/A
Item 9. Regulation FD Disclosure.
N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESSWAY INTERNATIONAL CORPORATION (Registrant)
Date: June 14, 2002 By: /s/ Michele Scott
         -----------------------
           Michele Scott
                                                                  Director and CFO